Exhibit 3.1
TABLE OF CONTENTS TO
AMENDED AND RESTATED BY-LAWS OF
TAUBMAN CENTERS, INC.
(Reflecting amendments through November 9, 2017)

i

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AMENDED AND RESTATED BY-LAWS
OF
TAUBMAN CENTERS, INC.
(Reflecting amendments through November 9, 2017)

ARTICLE I
Meetings of Shareholders

Section 1.01. Place of Meetings.
Annual and special meetings of the shareholders shall be held at such place within or outside the State of Michigan as may be fixed from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 1.02. Annual Meeting.
The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Chairman of the Board, or the Vice Chairman of the Board or the President or the board of directors shall designate, and at such hour as may be named, in the notice of said meeting. If the election of directors shall not be held on the date so designated for any annual meeting or at any adjournment of such meeting, the board of directors shall cause the election to be held at a special meeting as soon thereafter as it conveniently may be held.
Section 1.03. Special Meetings.
A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President or any two directors, and shall be called by the corporation at the request of a shareholder or shareholders holding of record shares entitled to at least twenty-five percent (25%) of all the votes entitled to be cast by the holders of all outstanding capital stock of the corporation entitled to vote at such meeting, duly made in accordance with the following paragraph.
Any shareholder or shareholders desiring to request that a special meeting of the shareholders be called shall deliver a notice thereof in writing to the Secretary of the corporation at the principal executive offices of the corporation together with documentation evidencing that such shareholder or shareholders possess sufficient voting power in accordance with the requirement of the previous paragraph to request that such a special meeting be called. Such notice shall contain the information required by the final sentence of Section 1.06(A)(2) hereof (and be updated and supplemented as required by Section 1.06(C)(3)) with respect to the item or items to be brought before the special meeting of the shareholders which is desired to be called. Within ten business days after receipt of such notice and verification of the accompanying documentation, the board of directors shall fix a record date and meeting date for such special meeting, which meeting date shall be set for not less than 30 nor more than 120 days after the date of such board action.
Section 1.04. Notice of Meetings.
A written notice of the place, date, hour, and purposes of each meeting, whether annual or special, and any adjournment thereof, shall be given by the corporation personally or by mail to each shareholder entitled to vote thereat at least ten (10) but not more than sixty (60) days prior to the meeting unless a shorter time is provided by the Michigan Business Corporation Act and is fixed by the board of directors. The notice of any special meeting shall also state by or at whose direction it is being issued. If, at any meeting, whether annual or special, action is proposed to be taken which would, if taken, entitle shareholders fulfilling requirements of law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. If any notice, as provided in this Section 1.04 is mailed, it shall be directed to the shareholder in a postage prepaid envelope at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.
Section 1.05. Inspectors of Election.
The board of directors, or any officer or officers duly authorized by the board of directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any facts or matters found or determined by them and execute a certificate with respect thereto.
Section 1.06. Notice of Shareholder Business and Nominations.
(A) Annual Meetings Of Shareholders.
(1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the board of directors or (c) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Section 1.06, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.06.
(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.06, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice (for either an annual meeting or special meeting) shall set forth:
(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director:
(i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the shareholder and beneficial owner, if any, and their respective affiliates and associates and others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates or others acting in concert therewith, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K if the shareholder, beneficial owner or affiliate, associate or person acting in concert were the “registrant” for purposes of such rule, and such nominee were a director or executive officer of such registrant; and
(iii) such other information as the board of directors may reasonably require to determine the eligibility or independence of such proposed nominee to serve as a director of the corporation. Without limitation, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1.06) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.
(b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner;
(ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner;
(iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;
(iv) a description of any proxy, relationship, agreement, arrangement and/or understanding (including any derivative or short positions, convertible security, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares, in each case whether settled in shares or cash) that has or have been entered into by, or on behalf of, such shareholder and/or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes (including any performance-related fees) for, or increase or decrease the voting power of, such shareholder and/or such beneficial owner, with respect to shares of stock of the corporation;
(v) a description of any agreement, arrangement or understanding between or among such shareholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the corporation;
(vi) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and
(vii) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from shareholders in support of such proposal or nomination.
(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.06 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 1.06 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
(B) Special Meetings Of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting or by or at the direction of the board of directors. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section 1.06, who shall be entitled to vote at the meeting and who complies with the notice procedures and information requirements set forth in this Section 1.06. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by this Section 1.06 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.
(C) General.
(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.06 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.06. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.06 and, if any proposed nomination or business is not in compliance with this Section 1.06, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.06, unless otherwise required by law, if the shareholder

(or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.06, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
(2) Notwithstanding the foregoing provisions of this Section 1.06, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.06. Nothing in this Section 1.06 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.
(3) A shareholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before an annual or special meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the corporation not later than five days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof).
(4) For the purposes of this Section 1.06, “beneficial owner” shall mean a person that (A) beneficially owns shares for purposes of Section 13(d) of the Exchange Act or (B) has or shares, pursuant to any agreement, arrangement or understanding, the right to acquire shares, the right to vote shares or has investment power with respect to such shares, in each case alone or in concert with others.
(5) For purposes of this Section 1.06, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Section 1.07. Quorum and Adjournment.
Unless a greater or lesser quorum is provided by statute or in the articles of incorporation, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. By a vote of the shares present, even if less than a quorum, the meeting may be adjourned to another place and time for a period not exceeding thirty (30) days in any one case. No notice of the time and place of adjourned meetings need be given except as required by law. At an adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.
Section 1.08. Vote of Shareholders.
Each share of outstanding capital stock shall entitle its holder to the voting rights set forth in the articles of incorporation. All elections of directors shall be by a plurality vote of the shareholders entitled to vote at such meeting of shareholders. Whenever any corporate action is to be taken by vote, other than the election of directors, it shall, except as otherwise required by statute, by the articles of incorporation, or by these by-laws, be authorized by two-thirds (2/3(rds)) of all the votes entitled to be cast by the holders of all outstanding capital stock entitled to vote on the action. Directors shall be elected if approved by a plurality of the votes cast at an election.

Section 1.09. Proxies.
Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy.
Section 1.10. Organization of Shareholders’ Meetings.
At every meeting of the shareholders, the Chairman of the Board, or in his absence, the Vice Chairman of the Board, or in his absence, the President, or in his absence, a Vice President, or in the absence of the Chairman of the Board, the President and Vice President, a chairman chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman; and the Secretary, or in his absence any person appointed by the chairman, shall act as secretary.
ARTICLE II
Determination of Voting Rights,
Dividend, and Other Rights

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than thirty (30) days prior to any other action. If a record date is so fixed, such shareholders and only such shareholders as shall be shareholders of record on that date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the purpose of any other action, notwithstanding any transfer of any shares on the books of the corporation after any such record date so fixed.
ARTICLE III
Directors

Section 3.01. General Powers.
The business and all the powers of the corporation, and the stock, property, and affairs of the corporation, except as otherwise provided by the articles of incorporation, the by-laws, or by statute, shall be managed by the board of directors.
Section 3.02. Number, Qualifications, and Term of Office.
Except when the corporation’s articles of incorporation require the board to consist of a fixed number of directors, the board of directors shall consist of that number of directors established from time to time by the board of directors, provided that the board cannot reduce the number of directors below its then current size except upon the expiration of the term of one or more directors or the death, resignation, retirement, disqualification or other removal of a director. Until the 2020 annual meeting of shareholders, except as otherwise required by the articles of incorporation, the directors, who need not be shareholders, shall be divided into three classes that shall be as nearly equal in number as is possible. At each annual meeting of shareholders prior to the 2018 annual meeting of shareholders, one class of directors shall be chosen for a full three year term and until their successors shall be duly elected and qualified or, if earlier, until death, resignation, retirement, disqualification or other removal. Commencing at the 2018 annual meeting of shareholders, subject to the rights, if any, of any series of Preferred Stock then outstanding, the directors of the corporation standing for election at such annual meetings shall be elected annually and shall hold office until the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal. Notwithstanding the preceding sentence, but subject to the rights, if any, of any series of Preferred Stock then outstanding, any director in a class whose term is to expire at the 2019 annual meeting of shareholders or at the 2020 annual meeting of shareholders (or any director appointed to fulfill the unexpired portion of the term of any such director following his or her death, resignation, retirement, disqualification or other removal) shall continue to hold office until the end of the term for which such director was elected or appointed and until his or her successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal.
If satisfied immediately following the most recent election or appointment of directors, any requirement under the articles of incorporation or these by-laws regarding the number of directors who must be “independent” shall be deemed to be satisfied until the next annual meeting of shareholders, notwithstanding the occurrence of one or more vacancies on the board of directors occurring between meetings of shareholders.
Section 3.03. Place of Meetings.
Meetings of the board of directors, annual or special, shall be held at any place within or outside the State of Michigan as may from time to time be determined by the board of directors.
Section 3.04. Annual Meeting.
The board of directors shall meet as soon as practicable after each annual election of directors for the purpose of organization, election of officers, and the transaction of other business, on the same day and at the same place at which the shareholders’ meeting is held. Notice of such meeting need not be given. Such meeting may be held at such other time and place as shall be specified in a notice to be given as hereinafter provided for special meetings of the board of directors, or according to consent and waiver of notice thereof signed by all directors.
Section 3.05. Regular and Special Meetings.
Regular (i.e., previously scheduled by action of the board of directors) meetings of the board of directors may be held with or without notice. Special meetings of the board of directors shall be held whenever called by any director. Notice of any special meeting, and any adjournment thereof, stating the place, date, hour and purpose of the meeting, shall be provided to each director, not later than forty-eight (48) hours prior to the day on which the meeting is to be held. Unless limited by statute, the articles of incorporation, these by-laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting.
Section 3.06. Quorum and Manner of Action.
A majority of the directors in office at the time of any meeting of the board of directors, present in person or by means of telephonic conference, shall be necessary and sufficient to constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors in office shall be required for the approval of all actions to be taken by the board of directors, except as otherwise required by statute or the articles of incorporation and except for adjournment. A majority of the directors present, regardless of whether a quorum is present, may adjourn any meeting to another place and time for a period not exceeding thirty (30) days in any one case. If all of the directors severally or collectively consent in writing to any act taken or to be taken by the corporation, such action shall be valid corporate action as though it had been authorized at a meeting of the board of directors.
Section 3.07. Compensation.
Each independent director shall be paid such directors’ fees and fixed sums and expenses for attendance at each annual, regular or special meeting of the board of directors or committees of the board of directors as the board of directors by resolution so determines; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 3.08. Removal of Directors.
By a vote of two-thirds (2/3(rds)) of all the votes entitled to be cast by the holders of all outstanding capital stock entitled to vote, the shareholders may remove one or more or all of the directors from office for or without cause.
Section 3.09. Resignations.
Any director may resign at any time by giving written notice to the board of directors, the Chairman of the Board, the Vice Chairman, the President, or the Secretary of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.10. Vacancies.
Any vacancies occurring on the board of directors by reason of death, resignation, retirement, disqualification, removal, or an increase in the size of the board of directors shall be temporarily filled by the board of directors then in office. Except as provided in the next sentence, unless a successor director is elected by a vote of the shareholders, any director elected by the board of directors to fill a vacancy temporarily shall hold office for the unexpired portion of the term of his predecessor. If a director is elected by the directors in order to fill a vacancy created as a result of an increase in the size of the board of directors, then such director shall have an initial term equal to the remaining term of the class of directors that such director is placed in pursuant to the resolution of the board of directors adopted pursuant to Section 3.02 of these by-laws.
Section 3.11. Organization of Board Meeting.
At each meeting of the board of directors, the Chairman, or in his absence, the Vice Chairman, or in his absence, the President, if he is a director, or in his absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary, or in his absence, any person appointed by the chairman, shall act as secretary of the meeting.
ARTICLE IV
Committees

Section 4.01. Committees.
The corporation may have such committees as the board of directors shall by resolution from time to time determine, which shall have such powers and authority as are designated by the board of directors.
Section 4.02. Regular Meetings.
Regular meetings of a committee shall be held without notice at such time and at such place as shall from time to time be determined by resolution of the committee. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.
Section 4.03. Special Meetings.
Special meetings of a committee shall be held wherever called by the chairman of the committee. Notice of any special meeting and any adjournment thereof shall be provided not later than the second (2nd) day before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Unless limited by statute, the articles of incorporation, these by-laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting of the committee.

Section 4.04. Quorum and Manner of Action.
A majority of the members of a committee in office at the time of any regular or special meeting of the committee present in person or by means of telephonic conference shall constitute a quorum for the transaction of business. The vote of a majority of the members shall be the act of the committee. Any member of a committee may require that action proposed to be taken by the committee instead be submitted to the board of directors for its consideration and action. A majority of the members present, whether or not a quorum is present, may adjourn any meeting to another time and place. No notice of an adjourned meeting need be given.
Section 4.05. Records.
A committee shall keep minutes of its proceedings and shall submit the same from time to time to the board of directors. The Secretary of the corporation, or in his absence an assistant secretary, shall act as secretary to the committee; or the committee may in its discretion appoint its own secretary.
Section 4.06. Vacancies.
Any newly created memberships and vacancies occurring in a committee shall be filled by resolution adopted by a majority of the entire board of directors.
ARTICLE V
Officers

Section 5.01. Officers.
The elected officers of the corporation shall be a Chairman of the Board, a President, a Chief Financial Officer, a Secretary, a Treasurer, and, if the board of directors so determines, one or more Vice Chairman of the Board and Vice Presidents. The board of directors may also appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the corporation. Any two or more offices, whether elective or appointive, may be held by the same person, except that an officer shall not execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law or the articles of incorporation or these by-laws to be executed, acknowledged or verified by two or more officers.
Section 5.02. Term of Office and Resignation.
So far as practicable, all elected officers shall be elected at the first meeting of the board of directors following the annual meeting of shareholders in each year and, except as otherwise hereinafter provided, shall hold office until the first meeting of the board of directors following the next annual meeting of shareholders and until their respective successors shall have been elected or appointed and qualified. All other officers shall hold office during the pleasure of the board of directors. Any elected or appointed officer may resign at any time by giving written notice to the board of directors, the Chairman, the Vice Chairman, the President, the Chief Financial Officer, or the Secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 5.03. Removal of Elected Officers.
Any officer may be removed at any time, with or without cause, by vote at any meeting of the board of directors.
Section 5.04. Vacancies.
If any vacancy shall occur in any office for any reason, the board of directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

Section 5.05. Compensation.
The compensation, if any, of all elected or appointed officers and agents of the corporation shall be fixed by the board of directors.
Section 5.06. The Chairman of the Board.
The Chairman of the Board (sometimes herein the “Chairman”) shall preside at all meetings of the shareholders and board of directors and shall appoint all standing and special committees as are deemed necessary in the conduct of the business. The Chairman shall exercise any and all powers and perform any and all duties which are required by these by-laws and which the board of directors may additionally confer upon him.
Section 5.07. The Vice Chairman of the Board.
The Vice Chairman of the Board (sometimes herein the “Vice Chairman”), in the absence of the Chairman, shall preside at all meetings of the shareholders and board of directors. The Vice Chairman shall exercise any and all powers and perform any and all duties which are required by these by-laws and which the board of directors may additionally confer upon him.
Section 5.08. The President.
The President shall be the Chief Executive Officer and, if he is a director, in the absence of the Chairman and the Vice Chairman, preside at all meetings of the board of directors; and shall perform such other duties as are usually ascribed to that office. The President shall exercise any and all powers and perform any and all duties which are required by these by-laws and which the board of directors may additionally confer upon him.
Section 5.09. The Chief Financial Officer.
The Chief Financial Officer shall perform all necessary acts and duties in connection with the administration of the financial affairs of the corporation; and shall perform such other duties as are usually ascribed to that office. The Chief Financial Officer shall exercise any and all powers and perform any and all duties which are required by these by-laws and which the board of directors may additionally confer upon him.
Section 5.10. The Vice President.
The Vice President, if any, or if there is more than one Vice President, each Vice President, shall have such powers and discharge such duties as may be assigned to him from time to time by the board of directors.
Section 5.11. The Secretary.
The Secretary shall attend all meetings of the board of directors and the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the board of directors. He shall attend to the giving of notice of all meetings of the shareholders, and special meetings of the board of directors and committees thereof; he shall have custody of the corporate seal, if same is provided, and, when authorized by the board of directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signatures of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep an account for all books, documents, papers, and records of the corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of Secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the President shall perform his duties.
Section 5.12. The Treasurer.
The Treasurer shall have the care and custody of all the funds of the corporation and shall deposit the same in such banks or other depositories as the board of directors, or any officer and agent jointly, duly authorized by the board of directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all monies received and paid on account of the corporation, and shall render a statement of his accounts whenever the board of directors shall require. In addition, he shall generally perform all duties usually appertaining to the office of Treasurer of a corporation. When required by the board of directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the board of directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chief Financial Officer shall perform his duties.

ARTICLE VI

Indemnification

Subject to and in furtherance of the provisions of the Article VIII of the articles of incorporation:
Section 6.01. Insurance.
The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is liable as a director of the corporation, or is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, regardless of whether the corporation would have power to indemnify him against such liability pursuant to Article VIII of the articles of incorporation and/or this Article VI.
Section 6.02. Constituent Corporations.
For the purposes of Article VIII of the articles of incorporation and this Article VI, references to the corporation include all constituent corporations absorbed in a merger and the resulting or surviving corporation, so that a person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall (as shall his heirs, executors, and administrators) stand in the same position, under the provisions of Article VIII of the articles of incorporation and this Article VI, with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.
Section 6.03. Right of Claimant to Bring Suit.
If a claim under Article VIII of the articles of incorporation and/or this Article VI is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit, in a court of competent jurisdiction in the State of Michigan, against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Michigan for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the laws of the State of Michigan, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Notice of any application to the court pursuant to this Section 6.03 shall be given to the corporation promptly upon filing.

Section 6.04. No Exclusivity.
The rights conferred on any person by Article VIII of the articles of incorporation and this Article VI shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the articles of incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
Section 6.05. ERISA Fiduciaries.
To ensure indemnification under Article VIII of the articles of incorporation and this Article VI of all such persons who are or were “fiduciaries” of an employee benefit plan governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974”, as amended from time to time, the provisions of this Article VI shall, for the purposes hereof, be interpreted as follows: an “other enterprise” shall be deemed to include an employee benefit plan; the corporation shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed “fines”; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.
Section 6.06. Survival.
The rights provided by Article VIII of the articles of incorporation and this Article VI shall continue as to a person who ceases to be an indemnitee under the articles of incorporation or these by-laws and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 6.07. Settlement of Claims.
The corporation shall not be liable to indemnify any person under Article VIII of the articles of incorporation or this Article VI (a) for any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.
Section 6.08. Contract Right; Effect of Amendment.
The rights provided by Article VIII of the articles of incorporation and this Article VI shall be a contract right that vests at the time of such person’s service to, or at the request of, the corporation. Persons who after the date of the adoption of this Article VI become or remain indemnitees of the corporation shall be conclusively presumed to have relied on the rights to indemnification and advancement of expenses contained in Article VIII of the articles of incorporation and this Article VI. Any amendment, repeal, or modification of Article VIII of the articles of incorporation or this Article VI shall not adversely affect any right or protection of any person existing at the time of such amendment, repeal, or modification.
Section 6.09. Subrogation.
In the event of payment under Article VIII of the articles of incorporation and/or this Article VI, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 6.10. No Duplication of Payments.
The corporation shall not be liable under Article VIII of the articles of incorporation or this Article VI to make any payment in connection with any claim made against the indemnitee to the extent the indemnitee has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.
Section 6.11. Savings Clause.
If Article VIII of the articles of incorporation or this Article VI or any portion hereof or thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer to the fullest extent not prohibited by any applicable portion of Article VIII of the articles of incorporation or this Article VI that shall not have been invalidated, or by any other applicable law. If Article VIII of the articles of incorporation or this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the fullest extent under any other applicable law.
ARTICLE VII
Share Certificates
Section 7.01. Form; Signature.
The shares of the corporation shall be represented by certificates in such form or forms as shall be determined by the board of directors and shall be signed by the Chairman of the Board, President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, and if a seal has been provided by the corporation, may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the corporation or its employee. In case any officer who has signed or whose facsimile has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue. Notwithstanding the foregoing, the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s shares may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing the information Michigan law requires to be on certificates. Notwithstanding the adoption of a resolution by the board of directors providing that any class or series of shares of the corporation may be uncertificated, every holder of uncertificated shares shall be entitled to receive from the corporation a certificate representing the number of shares registered in such holder’s name.
Section 7.02. Transfer Agents and Registrars.
The board of directors may, in its discretion, appoint one or more banks or trust companies in the State of Michigan and in such other state or states as the board of directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of the corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.
Section 7.03. Transfers of Shares.
Transfers of shares shall be made on the books of the corporation only upon written request by the person named in the certificate, or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class, with duly executed assignment and a power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the corporation or its agents may reasonably require.

Section 7.04. Registered Shareholders.
The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law or contemplated by the articles of incorporation.
Section 7.05. Lost Certificates.
In case any certificate representing shares shall be lost, stolen, or destroyed, the board of directors, or any officer or officers duly authorized by the board of directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen, or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case the applicant for a substitute certificate shall furnish to the corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft, or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.
ARTICLE VIII
Miscellaneous

Section 8.01. Fiscal Year.
The board of directors from time to time shall determine the fiscal year of the corporation.
Section 8.02. Signatures on Negotiable Instruments.
All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as from time to time may be prescribed by resolution of the board of directors, or may be prescribed by any officer or officers, or any officer and agent jointly, duly authorized by the board of directors.
Section 8.03. Dividends.
Except as otherwise provided in the articles of incorporation, dividends upon the shares of the corporation may be declared and paid as permitted by law in such amounts as the board of directors may determine at any annual or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the articles of incorporation.
Section 8.04. Reserves.
Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors deems conducive to the interest of the corporation; and in its discretion, the board of directors may decrease or abolish any such reserve.
Section 8.05. Seal.
The board of directors may, but need not, provide a corporate seal which shall consist of two concentric circles between which is the name of the corporation and in the center of which shall be inscribed “SEAL”.

Section 8.06. Corporation Offices.
The registered office of the corporation shall be as set forth in the articles of incorporation. The corporation may also have offices in such places as the board of directors may from time to time appoint or the business of the corporation require. Such offices may be outside the State of Michigan.
Section 8.07. Notices and Waivers of Notice.
(A) Delivery Of Notices. All notices to shareholders, directors and Board committee members shall be given (a) personally, (b) by mail (registered, certified or other first class mail, except where otherwise provided in the Michigan Business Corporation Act, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address, (c) by electronic transmission in a manner authorized by the person, or (d) as otherwise provided in the Michigan Business Corporation Act. In addition to any other form of notice to a shareholder permitted by the articles of incorporation, these by-laws, or the Michigan Business Corporation Act, any notice given to a shareholder by a form of electronic transmission to which the shareholder has consented is effective. Notices to directors of or Board committee members may also be delivered at his or her office on the corporation’s premises, if any, or by express carrier, addressed to the address referred to in the first sentence of this Section 8.07. When a notice is required or permitted by the Michigan Business Corporation Act or these by-laws to be given in writing, electronic transmission is written notice. Notices given pursuant to this Section 8.07 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service; provided that when a notice or communication is permitted by the Michigan Business Corporation Act or these by-laws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by the person. Notices given by express carrier shall be deemed “dispatched” on the date and at the time the express carrier guarantees delivery of the notice. The corporation shall have no duty to change the written or electronic address of any director, Board committee member or shareholder unless the Secretary receives notice in writing or by electronic transmission of such address change.
(B) Waiver Of Notices. Action may be taken without a required notice and without lapse of a prescribed period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submits a signed waiver or a waiver by electronic transmission of the requirements, or if such requirements are waived in such other manner permitted by applicable law. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of the meeting. A shareholder’s attendance at a meeting (in person or by proxy) will result in both of the following:
(1) Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.
(2) Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
A director’s attendance at or participation in any Board or Board committee meeting waives any required notice to him or her of the meeting unless he or she, at the beginning of the meeting or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

ARTICLE IX
Amendments

Section 9.01. Power to Amend.
These by-laws may be amended, repealed, or adopted by the shareholders or the board of directors. Any by--law adopted by the board of directors may be amended or repealed by the board of directors or by shareholders entitled to vote thereon as herein provided; and any by-law adopted by the Incorporators or the shareholders may be amended or repealed by the board of directors, except as limited by statute and except when the shareholders have expressly provided otherwise with respect to any particular by-law or by-laws.

ARTICLE X
Exclusive Forum for Certain Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for, or based on, a breach of a fiduciary duty owed by any current or former director or officer or other employee or agent of the Corporation to the Corporation or to the Corporation’s shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee or agent of the Corporation arising under any provision of the Michigan Business Corporation Act, the Amended and Restated Articles of Incorporation of Taubman Centers, Inc., or these Restated By-Laws of Taubman Centers, Inc. (as any of these may be amended from time to time), or (iv) any action asserting a claim related to, or involving, the Corporation or any current or former director or officer or other employee or agent of the Corporation that is governed by the internal affairs doctrine, including any action to interpret, apply, enforce, or determine the validity of any provision of the Michigan Business Corporation Act, the Amended and Restated Articles of Incorporation of Taubman Centers, Inc., or these Restated By-Laws of Taubman Centers, Inc. (as any of these may be amended from time to time), shall, in each case, (i) be the state courts of Michigan, if no federal jurisdiction exists, or (ii) if federal jurisdiction over such an action or proceeding exists, the sole and exclusive forum for the action or proceeding shall be the United States District Court for the Eastern District of Michigan, Southern Division.